Exhibit 5

Troutman Pepper Hamilton Sanders LLP 600 Peachtree Street, N.E., Suite 3000 Atlanta, GA 30308-2216 troutman.com

May 27, 2021

Board of Directors

Dollar General Corporation

100 Mission Ridge

Goodlettsville, TN 37072

RE: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Dollar General Corporation, a Tennessee corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), whereby up to 11,838,143 shares (the “Shares”) of common stock, $0.875 par value per share (the “Common Stock”), of the Company are registered to be issued in accordance with the Dollar General Corporation 2021 Stock Incentive Plan, as approved by the Board of Directors of the Company (the “Board”) on March 16, 2021, subject to shareholder approval, which was obtained on May 26, 2021 (the “Plan”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinion set forth herein, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Charter, as amended to date (the “Charter”), and the Amended and Restated Bylaws, as amended to date, (ii) the resolutions (the “Resolutions”) of the Board with respect to the offering and issuance of the Shares under the Plan and certain related matters, (iii) the Plan, and (iv) the Registration Statement and exhibits thereto.

In connection herewith, we have assumed that (i) all of the documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, (ii) all of the signatories to the documents referred to in this opinion letter have been duly authorized, and (iii) all of the parties to the documents referred to in this opinion letter are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

We do not purport to express an opinion on any laws of any jurisdiction other than the laws of the State of Tennessee and only with respect to the Tennessee Business Corporation Act, as well as applicable provisions of the Tennessee State Constitution and reported judicial decisions interpreting those laws. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we

Dollar General Corporation May 27, 2021 Page 2

undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized and, when and if issued in accordance with the Charter, the Plan, the Registration Statement and the Resolutions (assuming that, upon any issuance of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter), the Shares will be validly issued, fully paid and nonassessable.

We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP